EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                       NAME                               STATE OF INCORPORATION
                       ----                               ----------------------
Vincam Human Resources, Inc.                                       Florida
Vincam Human Resources, Inc. I                                     Florida
Vincam Human Resources, Inc. II                                    Florida
Vincam Human Resources, Inc. III                                   Florida
Vincam Human Resources, Inc. IV                                    Florida
Vincam Human Resources, Inc. V                                     Florida
Vincam Human Resources, Inc. VI                                    Florida
Vincam Human Resources, Inc. XII                                   Florida
Vincam Human Resources of Michigan, Inc.                           Florida
Personnel Resources, Inc.                                          Florida
Vincam Staffing, Inc.                                              Florida
Vincam Government Solutions, Inc.                                  Florida
Psych/Care, Inc.                                                   Florida
Vincam Occupational Health Systems, Inc.                           Florida
Vincam Insurance Services, Inc.                                    Florida
American Pediatric System, Inc.                                    Florida
Vincam Practice Management, Inc.                                   Florida
Vincam/Staff Administrators, Inc.                                 Colorado
Vincam/Staff Administrators of CO, Inc.                           Colorado
Vincam/Staff Administrators of California, Inc.                   Colorado
Vincam/Staff Administrators of Western Colorado, Inc.             Colorado
American Staffing, Inc.                                           Michigan
Vincam/Amstaff, Inc.                                              Michigan
Amstaff HR Services, Inc.                                         Michigan
R.D.M., Inc.                                                      Michigan
Amstaff PEO, Inc.                                                 Michigan
Amstaff H.R.M., Inc.                                              Michigan
Amstaff Management Services, Inc.                                 Michigan
Amstaff Professional Services, Inc.                               Michigan
Amstaff Employer Resources, Inc.                                  Michigan
Amstaff P.C.S., Inc.                                              Michigan
A.E. Service Group, Inc.                                          Michigan
Staff Resource Services, Inc.                                     Michigan
Staffing Group Enterprises, Inc.                                  Michigan
AM Risk Management Company                                        Michigan
Addison, Inc.                                                     Michigan
ATCO PEO, Inc.                                                    Michigan
Vincam/Staffing Network Inc.                                    New Hampshire
Vincam/Corporate Staff Services, Inc.                            Connecticut